UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2012

     RESPONSE GENETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-1124608	11-3525548
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

1640 Marengo St., 6th Floor

Los Angeles, California 90033

(323) 224-3900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 2, 2012, Response Genetics, Inc. (the “Company”) entered into purchase agreements (“Purchase Agreements”) with various investors (collectively, the “Investors”) for the private placement of an aggregate of 5,257,267 newly-issued shares of the Company’s common stock (the “Shares”) at a purchase price of $1.50 per share (the “Private Placement”). The Investors participating in the Private Placement were various institutions and the following officers and directors of the Company: Thomas A. Bologna, Chairman of the Board of Directors and Chief Executive Officer of the Company; David O’Toole, Vice President and Chief Financial Officer of the Company; Denise McNairn, Vice President, General Counsel and Secretary of the Company; Kirk K. Calhoun, Lead Director; Michael Metzger, Director; Gary D. Nusbaum, Director; Michael Serruya, Director; and David Wurzer, Director. A fund with which Richard van den Broek, Director, is affiliated also participated in the Private Placement. The final closing of the Private Placement occurred on February 2, 2012.

In connection with the Private Placement, the Company also entered into registration rights agreements (“Registration Rights Agreements”), each dated February 2, 2012, with the Investors pursuant to which it has agreed to file, within 90 days of the closing of the Private Placement, a registration statement with the Securities and Exchange Commission (the “SEC”) to register the Shares for resale, which registration statement is required to become effective within 180 days following the closing. The Company also granted the Investors certain “piggyback” registration rights, which are triggered if the Company proposes to file a registration statement for its own account or the account of one or more shareholders until the earlier of the sale of all of the Shares or the Shares becoming eligible for sale under Rule 144(b)(1) without restriction.

Copies of the form of Purchase Agreement and form of Registration Rights Agreement entered into with each of the Investors are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing descriptions of the Purchase Agreements and the Registration Rights Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of Exhibits 10.1 and 10.2, respectively, attached hereto.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the unregistered sale of equity securities is incorporated by reference into this Item 3.02.

The aggregate offering price of the Shares is approximately $7,885,900.

The sale of the Shares has not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Shares were sold to accredited investors in reliance upon exemptions from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Shares may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished with this Current Report on Form 8-K:

Exhibit Number	Document Description

10.1	Form of Purchase Agreement.

10.2	Form of Registration Rights Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPONSE GENETICS, INC.

Dated: February 6, 2012	By:	/s/ Denise McNairn
Name: Denise McNairn
Title: Vice President, General Counsel and Secretary